Exhibit 99.1
Vestin Realty Mortgage I, Inc. Reports Results
For The Year Ended December 31, 2009

Las Vegas – March 23, 2010 – Vestin Realty Mortgage I, Inc. (Nasdaq:VRTA), a real estate investment trust (“REIT”), announced results of operations for the year ended December 31, 2009.

The Company reported a net loss of approximately $12.5 million or ($1.90) per share for the year ended December 31, 2009 compared with a net loss of approximately $21.5 million or ($3.14) per share for the year ended December 31, 2008.  Interest income from investment in real estate loans was approximately $1.4 million as compared with approximately $2.6 million in the year ended December 31, 2008.  The decline in interest income was largely due to an increase in non-performing assets, a decrease in the size of the loan portfolio and a reduction in new lending as a result of current market conditions.

The Company noted that the losses for the year ended December 31, 2009 were in large part due to non-performing loans and the continued deterioration in real estate values.  The Company recorded loan loss provisions of approximately $5.7 million and incurred write-downs on real estate held for sale of approximately $4.4 million for the year ended December 31, 2009.  The loan loss provisions and write-downs on real estate held for sale are non-cash items.  Net cash flow used in operating activities was approximately $0.8 million.

As of December 31, 2009, the Company had 19 loans outstanding with an aggregate principal amount approximating $32.3 million, of which nine loans with an aggregate principal amount approximating $21.3 million were considered non-performing.  Loans are considered non-performing when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement or when the payment of interest is 90 days past due.  The Company has commenced foreclosure proceedings with respect to five of the non-performing loans.  In addition, the Company is conducting workout discussions with certain non-performing borrowers; however, no assurance can be given as to whether these discussions will be successful.  As of December 31, 2009, we owned 11 properties that we acquired through foreclosure, compared with eight properties owned as of December 31, 2008.

As of December 31, 2009, shareholder equity was $3.80 per common share.  The Company had on its balance sheet approximately $1.5 million of cash, $19.7 million of investment in real estate loans, net of allowance of $12.6 million, $3.9 million in real estate held for sale and approximately $1.5 million in total liabilities as of December 31, 2009.

About Vestin Realty Mortgage I, Inc.

Vestin Realty Mortgage I, Inc. is a real estate investment trust (“REIT”) that invests in commercial real estate loans.  As of December 31, 2009, Vestin Realty Mortgage I, Inc. had assets of approximately $26.3 million.  Vestin Realty Mortgage I, Inc. is managed by Vestin Mortgage, Inc., which is a subsidiary of Vestin Group, Inc., which is engaged in asset management, real estate lending and other financial services through its subsidiaries.  Since 1995, Vestin Mortgage Inc. has facilitated more than $2.0 billion in lending transactions.

Forward-Looking Statements

Certain information discussed in this press release may constitute forward-looking statements within the Private Securities Litigation Reform Act of 1995 and the federal securities laws.  Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved.  Readers are cautioned not to place undue reliance on these forward-looking statements.  Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends and uncertainties, such as the Company’s potential inability to accurately forecast its operating results; the Company’s potential inability to regain profitability or to generate positive cash flow from operations; constraints in the credit markets, the availability of take-out financing for our borrowers; defaults on outstanding loans; unexpected difficulties encountered in pursuing our remedies if a loan is in default; a decline in the value of collateral securing our loans, declining real estate values in the markets we serve and other risks associated with the Company’s business. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Contact:
Steve Stern
Stern And Company
702-240-9533
steve@sdsternpr.com

FINANCIAL STATEMENTS

VESTIN REALTY MORTGAGE I, INC.

CONSOLIDATED BALANCE SHEETS

ASSETS

	December 31, 2009	December 31, 2008

Assets
Cash	$1,543,000	$3,546,000
Investment in marketable securities - related party	486,000	709,000
Interest and other receivables, net of allowance of $5,000 at December 31, 2009 and $58,000 at December 31, 2008	546,000	531,000
Notes receivable, net of allowance of $1,174,000 at December 31, 2009 and $605,000 at December 31, 2008	--	--
Real estate held for sale	3,879,000	3,586,000
Investment in real estate loans, net of allowance for loan losses of $12,556,000 at December 31, 2009 and $16,391,000 at December 31, 2008	19,746,000	29,729,000
Other assets	75,000	67,000

Total assets	$26,275,000	$38,168,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts payable and accrued liabilities	$1,244,000	$313,000
Due to related parties	280,000	214,000
Notes payable	22,000	19,000

Total liabilities	1,546,000	546,000

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	--	--
Treasury stock, at cost, 375,875 shares at December 31, 2009 and 243,613 at December 31, 2008	(850,000)	(655,000)
Common stock, $0.0001 par value; 25,000,000 shares authorized; 6,875,066 shares issued and 6,499,191 outstanding at December 31, 2009, and 6,875,066 shares issued and 6,631,453 outstanding at December 31, 2008	1,000	1,000
Additional paid-in capital	62,262,000	62,262,000
Accumulated deficit	(36,294,000)	(23,819,000)
Accumulated other comprehensive loss	(390,000)	(167,000)

Total stockholders' equity	24,729,000	37,622,000

Total liabilities and stockholders' equity	$26,275,000	$38,168,000

VESTIN REALTY MORTGAGE I, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Year Ended
	12/31/2009	12/31/2008	12/31/2007

Revenues
Interest income from investment in real estate loans	$1,394,000	$2,562,000	$4,377,000
Recovery of allowance for doubtful notes receivable	10,000	43,000	281,000
Gain related to pay off of real estate loan, including recovery of allowance for loan loss	63,000
Other income	15,000	407,000	199,000
Total revenues	1,482,000	3,012,000	4,857,000

Operating expenses
Management fees - related party	277,000	277,000	277,000
Provision for loan loss	5,689,000	12,327,000	1,336,000
Interest expense	9,000	3,000	15,000
Professional fees	2,299,000	996,000	986,000
Professional fees - related party	105,000	94,000	33,000
Provision for doubtful accounts related to receivable	15,000	68,000	86,000
Loan fees	26,000	113,000	--
Other	432,000	477,000	477,000
Total operating expenses	8,852,000	14,355,000	3,210,000

Income (loss) from operations	(7,370,000)	(11,343,000)	1,647,000

Non-operating income (loss)
Dividend income - related party	--	110,000	294,000
Interest income from banking institutions	1,000	103,000	146,000
Loss on sale of investment in real estate loan	--	(75,000)	--
Impairment of marketable securities - related party	--	(2,181,000)	--
Settlement expense	(107,000)	--	--
Total other non-operating income (loss), net	(106,000)	(2,043,000)	440,000

Income (loss) from real estate held for sale
Income related to real estate held for sale	11,000	--	26,000
Net loss on sale of real estate held for sale	(341,000)	(97,000)	--
Gain on sale of real estate held for sale - seller financed	--	--	1,265,000
Expenses related to real estate held for sale	(245,000)	(226,000)	(384,000)
Write-downs on real estate held for sale	(4,424,000)	(7,820,000)	(184,000)
Total income (loss) from real estate held for sale	(4,999,000)	(8,143,000)	723,000

Income (loss) before provision for income taxes	(12,475,000)	(21,529,000)	2,810,000

Provision for income taxes	--	--	--

NET INCOME (LOSS)	$(12,475,000)	$(21,529,000)	$2,810,000

Basic and diluted earnings (loss) per weighted average common share	$(1.90)	$(3.14)	$0.41

Dividends declared per common share	$--	$0.16	$0.58

Weighted average common shares	6,564,073	6,851,729	6,871,671